SUBJECT TO COMPLETION AND MODIFICATION

NELNET STUDENT LOAN FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NELNET STUDENT LOAN FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NELNET STUDENT LOAN FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, NELNET STUDENT LOAN FUNDING, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-317-3161.

                             SUPPLEMENTAL TERM SHEET
                                 $1,200,435,000
NELNET LOGO
                         STUDENT LOAN ASSET-BACKED NOTES

                        NELNET STUDENT LOAN TRUST 2008-1
                                 ISSUING ENTITY

NELNET STUDENT LOAN FUNDING, LLC           NATIONAL EDUCATION LOAN NETWORK, INC.
            DEPOSITOR                       MASTER SERVICER AND ADMINISTRATOR
                                  NELNET, INC.
                                     SPONSOR


THE NOTES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY AND ARE PAYABLE SOLELY FROM THE PLEDGED COLLATERAL DESCRIBED IN THE INITIAL FREE-WRITING PROSPECTUS CONSISTING PRIMARILY OF STUDENT LOANS ORIGINATED UNDER THE FEDERAL FAMILY EDUCATION LOAN PROGRAM. THEY ARE NOT OBLIGATIONS OF THE SPONSOR, THE DEPOSITOR, THE ADMINISTRATOR OR ANY OF THEIR AFFILIATES.

                Notes are being offered in the following classes:

                 Original                     Price   Underwriting                     Final
                Principal       Interest        to       Fees and    Proceeds to     Maturity
                  Amount          Rate        Public   Commissions  the Trust(1)       Date
                  ------          ----        ------   -----------  ------------       ----
  Class A-1   $495,000,000   3-month LIBOR     100%      0.190%    $495,000,000    May 26, 2014
  Notes                        plus    %
  Class A-2   $229,000,000   3-month LIBOR     100%      0.260%    $229,000,000  November 25, 2015
  Notes                        plus    %
  Class A-3   $440,422,000   3-month LIBOR     100%      0.300%    $440,422,000    May 25, 2020
  Notes                        plus    %
  Class B      $36,013,000   3-month LIBOR     100%      0.400%     $36,013,000  November 25, 2033
  Notes(2)  --------------     plus    %                         --------------
    Total   $1,200,435,000                                       $1,200,435,000

--------------------
(1) The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.

(2) All or a portion of the class B notes may be retained by the depositor or its affiliate.

         This term sheet constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the notes subject to approval of certain matters by their counsel.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE-WRITING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           JOINT BOOK-RUNNING MANAGERS

BARCLAYS CAPITAL             DEUTSCHE BANK SECURITIES                  JPMORGAN


                                   CO-MANAGERS

RBC CAPITAL MARKETS                                   SUNTRUST ROBINSON HUMPHREY

                                  MARCH 5, 2008

        The information contained herein refers to and supplements certain of the information contained in the issuing entity's Free-Writing Prospectus, dated February 15, 2008 (the "initial free-writing prospectus"), and Term Sheet, dated March 3, 2008 (the "initial term sheet").

                                    THE NOTES

CLOSING DATE.  The closing date for this offering will be March 10, 2008.

PRICING DATE.  On or about March 5, 2008.

DESCRIPTION OF THE NOTES. We are offering only the classes of notes described on the cover of this term sheet. We are not issuing the class A-4 notes described in the initial free-writing prospectus and the initial term sheet.

INTEREST RATES. The class A notes and the class B notes will each bear interest at a rate equal to three-month LIBOR, except for the initial accrual period, plus a margin. This margin will be set at the time of pricing. For the initial interest accrual period, the administrator will determine the LIBOR rate according to the following formula:

                  x + [15/29 * (y-x)]

                  where:     x = two-month LIBOR, and
                             y = three-month LIBOR,

in each case, as of the second business day before the start of the initial interest accrual period.

OPTIONAL PURCHASE. The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the November 2015 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance as described in the initial free-writing prospectus.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

        o Reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

        o Pay to the noteholders the interest payable on the related quarterly distribution date;

        o Pay any unpaid servicing fees, carry-over servicing fees, administration fees and trustees' fees; and

        o       Pay any amounts due on any derivative product agreement.

MANDATORY AUCTION. If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the November 2015 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date as described in the initial free-writing prospectus.

                            DESCRIPTION OF THE TRUST

THE ACQUISITION FUND. Approximately $1,197,457,905 of the proceeds from the sale of the notes will be deposited into the Acquisition Fund. We expect to use approximately $1,021,244,641 of the proceeds from the sale of the notes to purchase student loans on the closing date. In addition, on the closing date the sponsor will contribute $1,786,736 to the trust which will be deposited into the Acquisition Fund and used to purchase student loans.

THE PREFUNDING ACCOUNT. Of the deposit to the Acquisition Fund, $178,000,000, representing approximately 14.83% of the initial principal balance of the notes and 14.95% of the initial Pool Balance, will be deposited into the Prefunding Account. The prefunding period will begin on the closing date and will end on April 30, 2008, or such earlier time as we may determine.

THE RESERVE FUND. The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $2,977,095. The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.10% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

                          SERVICING AND ADMINISTRATION

        National Education Loan Network, Inc. will be paid a monthly servicing fee equal to the lesser of:

        o $2.50 per borrower per month for student loans in-school or in-grace, and $3.25 per borrower per month for all other student loans; or

        o 1/12th of 0.90% of the outstanding principal balance of the trust's student loans.

                                 CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes will be as follows:

                Class A-1 Notes                   $495,000,000
                Class A-2 Notes                    229,000,000
                Class A-3 Notes                    440,422,000
                Class B Notes                       36,013,000
                Equity                               1,786,736
                                                --------------
                        Total                   $1,202,221,736

                                 USE OF PROCEEDS

        The proceeds from the sale of the notes are expected to be applied as follows:

           Deposit to Acquisition Fund          $1,197,457,905
           Deposit to Reserve Fund                   2,977,095
                                             -----------------
                    Total                       $1,200,435,000

     WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES OF THE NOTES

        PREPAYMENT CONSIDERATIONS

        Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before their final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

        The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

        However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

        See "WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION DATE FOR THE NOTES" attached hereto as Exhibit I.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.


                 Class A-1     Class A-2   Class A-3     Class B
Underwriter        Notes         Notes       Notes        Notes         Total
-----------        -----         -----       -----        -----         -----
 Barclays
  Capital Inc. $152,750,000  $70,700,000 $135,920,000 $11,111,000   $370,481,000
 Deutsche Bank
  Securities
  Inc.          152,750,000   70,700,000  135,920,000  11,111,000    370,481,000
 J.P. Morgan
  Securities
  Inc.          152,750,000   70,700,000  135,920,000  11,111,000    370,481,000
 RBC Capital
  Markets
  Corporation    18,375,000    8,450,000   16,331,000   1,340,000     44,496,000
 SunTrust
  Robinson
  Humphrey,
  Inc.           18,375,000    8,450,000   16,331,000   1,340,000     44,496,000
               ------------ ------------ ------------ ----------- --------------
Total          $495,000,000 $229,000,000 $440,422,000 $36,013,000 $1,200,435,000
               ============ ============ ============ =========== ==============

---------------------

        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.


                  Initial                                 Selling
                  Public    Underwriting                Concessions  Reallowance
                 Offering    Fees and     Proceeds to     Not to       Not to
                   Price    Commissions   the Trust(1)    Exceed       Exceed
                   -----    -----------   ------------    ------       ------
Class A-1 Notes     100%        0.190%    $495,000,000    0.114%       0.057%
Class A-2 Notes     100%        0.260%    $229,000,000    0.156%       0.078%
Class A-3 Notes     100%        0.300%    $440,422,000    0.180%       0.090%
Class B Notes       100%        0.400%     $36,013,000    0.240%       0.120%
----------------
(1) The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the accompanying prospectus attached as Appendix I thereto and this term sheet (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

        The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

        The depositor or its affiliate may retain all or a material percentage of the class B notes for its own account. The retained notes may be resold by the depositor or its affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale. See "ADDITIONAL RISK FACTORS" in the initial term sheet.

                                                                       EXHIBIT I

                             WEIGHTED AVERAGE LIVES,
                       EXPECTED MATURITIES AND PERCENTAGES
         OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
                               DATE FOR THE NOTES


        Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on a flat, constant percentage rate ("CPR," see discussion below) of prepayment of 12% CPR.

        CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

  Monthly Prepayments = (Balance (including accrued interest to be capitalized)
                  after scheduled payments) x (1-(1-CPR) 1/12)

        The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

        The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various CPR scenarios.

        For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

        o       the cutoff date for the trust student loans is as of December
                31, 2007;

        o       the closing date is March 10, 2008;

        o all trust student loans (as grouped within the "rep lines" described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

        o there are government payment delays of 30 days for interest subsidy and special allowance payments;

        o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

        o index levels for calculation of borrower and government payments are:

                o       91-day Treasury bill rate of 2.08%; and

                o       three-month commercial paper rate of 3.05%;

        o quarterly distributions begin on May 27, 2008, and payments are made quarterly on the 25th day of every February, May, August and November thereafter, whether or not the 25th is a business day;

        o the interest rate for each class of outstanding notes at all times will be equal to:

                o       Class A-1 notes: 3.68%;

                o       Class A-2 notes: 3.98%;

                o       Class A-3 notes: 4.28%; and

                o       Class B notes: 4.38%;

        o an administration fee equal to 0.05% of the pool balance paid quarterly by the trust to the administrator;

        o a servicing fee equal to the lesser of (i) $2.50 per borrower per month for student loans in-school or in-grace, and $3.25 per borrower per month for all other student loans, or (ii) 1/12th of 0.90% of the outstanding principal balance of the trust's student loans;

        o the Reserve Fund has an initial balance equal to $2,977,095 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period and (2) 0.10% of the initial Pool Balance;

        o all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund and Reserve Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 3.03% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

        o an optional redemption occurs on the earlier of the quarterly distribution date immediately following the date on which (i) the pool balance falls below 10% of the initial pool balance or
                (ii) the November 2015 quarterly distribution date; and

        o the pool of trust student loans were grouped into 156 representative loans ("rep lines"), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, index, margin, rate cap and remaining term.

               WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
                  OF THE NOTES AT VARIOUS PERCENTAGES OF CPR(1)


                                                   WEIGHTED AVERAGE LIFE (YEARS)(2)
                    -----------------------------------------------------------------------------------------------
CLASS                       0%                6%                 12%                18%                24%
Class A-1 Notes..          2.60              1.73               1.25               0.96               0.76
Class A-2 Notes..          5.55              4.24               3.25               2.56               2.08
Class A-3 Notes..          7.94              7.00               5.99               5.04               4.22
Class B Notes....          8.96              8.46               7.71               6.71               5.71

CLASS                                                  EXPECTED MATURITY DATE
                    -----------------------------------------------------------------------------------------------

Class A-1 Notes..   November 25, 2012   August 25, 2011   August 25, 2010     February 25, 2010   November 25, 2009
Class A-2 Notes..   August 25, 2014     May 25, 2013      February 25,  2012  May 25, 2011        November 25, 2010
Class A-3 Notes..   February 25, 2017   August 25, 2016   November 25, 2015   November 25, 2014   November 25, 2013
Class B Notes....   February 25, 2017   August 25, 2016   November 25, 2015   November 25, 2014   November 25, 2013


---------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the November 2015 quarterly distribution date.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (i) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (ii) adding the results, and (iii) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 CLASS A-1 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES      0%        6%        12%       18%        24%
 ----------------------------      --        --        ---       ---        ---
                    Initial       100%       100%      100%      100%       100%
               May 27, 2008        95%        91%       87%       82%        78%
            August 25, 2008        92%        84%       76%       68%        60%
          November 25, 2008        88%        77%       66%       55%        43%
          February 25, 2009        83%        69%       56%       42%        28%
               May 25, 2009        79%        62%       46%       29%        13%
            August 25, 2009        75%        55%       36%       18%         0%
          November 25, 2009        70%        48%       27%        7%         0%
          February 25, 2010        64%        40%       17%        0%         0%
               May 25, 2010        58%        32%        7%        0%         0%
            August 25, 2010        53%        24%        0%        0%         0%
          November 25, 2010        47%        17%        0%        0%         0%
          February 25, 2011        41%         9%        0%        0%         0%
               May 25, 2011        35%         2%        0%        0%         0%
            August 25, 2011        28%         0%        0%        0%         0%
          November 25, 2011        22%         0%        0%        0%         0%
          February 25, 2012        16%         0%        0%        0%         0%
               May 25, 2012        10%         0%        0%        0%         0%
            August 25, 2012         3%         0%        0%        0%         0%
          November 25, 2012         0%         0%        0%        0%         0%

                                 CLASS A-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES      0%        6%        12%       18%        24%
 ----------------------------      --        --        ---       ---        ---
                  Initial         100%      100%      100%       100%       100%
             May 27, 2008         100%      100%      100%       100%       100%
          August 25, 2008         100%      100%      100%       100%       100%
        November 25, 2008         100%      100%      100%       100%       100%
        February 25, 2009         100%      100%      100%       100%       100%
             May 25, 2009         100%      100%      100%       100%       100%
          August 25, 2009         100%      100%      100%       100%       100%
        November 25, 2009         100%      100%      100%       100%        73%
        February 25, 2010         100%      100%      100%        90%        48%
             May 25, 2010         100%      100%      100%        68%        24%
          August 25, 2010         100%      100%       97%        47%         2%
        November 25, 2010         100%      100%       78%        27%         0%
        February 25, 2011         100%      100%       61%         9%         0%
             May 25, 2011         100%      100%       43%         0%         0%
          August 25, 2011         100%       89%       27%         0%         0%
        November 25, 2011         100%       74%       11%         0%         0%
        February 25, 2012         100%       59%        0%         0%         0%
             May 25, 2012         100%       44%        0%         0%         0%
          August 25, 2012         100%       29%        0%         0%         0%
        November 25, 2012          92%       15%        0%         0%         0%
        February 25, 2013          78%        1%        0%         0%         0%
             May 25, 2013          63%        0%        0%         0%         0%
          August 25, 2013          49%        0%        0%         0%         0%
        November 25, 2013          34%        0%        0%         0%         0%
        February 25, 2014          19%        0%        0%         0%         0%
             May 25, 2014           4%        0%        0%         0%         0%
          August 25, 2014           0%        0%        0%         0%         0%

                                 CLASS A-3 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES      0%        6%        12%       18%        24%
 ----------------------------      --        --        ---       ---        ---
                    Initial       100%      100%      100%       100%      100%
               May 27, 2008       100%      100%      100%       100%      100%
            August 25, 2008       100%      100%      100%       100%      100%
          November 25, 2008       100%      100%      100%       100%      100%
          February 25, 2009       100%      100%      100%       100%      100%
               May 25, 2009       100%      100%      100%       100%      100%
            August 25, 2009       100%      100%      100%       100%      100%
          November 25, 2009       100%      100%      100%       100%      100%
          February 25, 2010       100%      100%      100%       100%      100%
               May 25, 2010       100%      100%      100%       100%      100%
            August 25, 2010       100%      100%      100%       100%      100%
          November 25, 2010       100%      100%      100%       100%       91%
          February 25, 2011       100%      100%      100%       100%       81%
               May 25, 2011       100%      100%      100%        95%       72%
            August 25, 2011       100%      100%      100%        87%       64%
          November 25, 2011       100%      100%      100%        79%       57%
          February 25, 2012       100%      100%       98%        71%       50%
               May 25, 2012       100%      100%       90%        64%       44%
            August 25, 2012       100%      100%       83%        58%       39%
          November 25, 2012       100%      100%       76%        52%       33%
          February 25, 2013       100%      100%       70%        46%       29%
               May 25, 2013       100%       93%       63%        41%       25%
            August 25, 2013       100%       86%       57%        36%       21%
          November 25, 2013       100%       80%       52%        31%        0%
          February 25, 2014       100%       73%       46%        27%        0%
               May 25, 2014       100%       66%       41%        23%        0%
            August 25, 2014        94%       60%       36%        19%        0%
          November 25, 2014        86%       54%       31%         0%        0%
          February 25, 2015        79%       48%       27%         0%        0%
               May 25, 2015        71%       42%       23%         0%        0%
            August 25, 2015        63%       37%       19%         0%        0%
          November 25, 2015        56%       31%        0%         0%        0%
          February 25, 2016        48%       26%        0%         0%        0%
               May 25, 2016        40%       21%        0%         0%        0%
            August 25, 2016        32%        0%        0%         0%        0%
          November 25, 2016        24%        0%        0%         0%        0%
          February 25, 2017         0%        0%        0%         0%        0%

                                  CLASS B NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES      0%        6%        12%       18%        24%
 ----------------------------      --        --        ---       ---        ---
                    Initial       100%      100%      100%       100%       100%
               May 27, 2008       100%      100%      100%       100%       100%
            August 25, 2008       100%      100%      100%       100%       100%
          November 25, 2008       100%      100%      100%       100%       100%
          February 25, 2009       100%      100%      100%       100%       100%
               May 25, 2009       100%      100%      100%       100%       100%
            August 25, 2009       100%      100%      100%       100%       100%
          November 25, 2009       100%      100%      100%       100%       100%
          February 25, 2010       100%      100%      100%       100%       100%
               May 25, 2010       100%      100%      100%       100%       100%
            August 25, 2010       100%      100%      100%       100%       100%
          November 25, 2010       100%      100%      100%       100%       100%
          February 25, 2011       100%      100%      100%       100%       100%
               May 25, 2011       100%      100%      100%       100%       100%
            August 25, 2011       100%      100%      100%       100%       100%
          November 25, 2011       100%      100%      100%       100%       100%
          February 25, 2012       100%      100%      100%       100%       100%
               May 25, 2012       100%      100%      100%       100%       100%
            August 25, 2012       100%      100%      100%       100%       100%
          November 25, 2012       100%      100%      100%       100%       100%
          February 25, 2013       100%      100%      100%       100%       100%
               May 25, 2013       100%      100%      100%       100%       100%
            August 25, 2013       100%      100%      100%       100%       100%
          November 25, 2013       100%      100%      100%       100%         0%
          February 25, 2014       100%      100%      100%       100%         0%
               May 25, 2014       100%      100%      100%       100%         0%
            August 25, 2014       100%      100%      100%       100%         0%
          November 25, 2014       100%      100%      100%         0%         0%
          February 25, 2015       100%      100%      100%         0%         0%
               May 25, 2015       100%      100%      100%         0%         0%
            August 25, 2015       100%      100%      100%         0%         0%
          November 25, 2015       100%      100%        0%         0%         0%
          February 25, 2016       100%      100%        0%         0%         0%
               May 25, 2016       100%      100%        0%         0%         0%
            August 25, 2016       100%        0%        0%         0%         0%
          November 25, 2016       100%        0%        0%         0%         0%
          February 25, 2017         0%        0%        0%         0%         0%

-------------
(1) Assuming for purposes of these tables that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the November 2015 quarterly distribution date.


        The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

                                 $1,200,435,000

                        NELNET STUDENT LOAN TRUST 2008-1
                                 ISSUING ENTITY



            $495,000,000      CLASS A-1 STUDENT LOAN ASSET-BACKED NOTES

            $229,000,000      CLASS A-2 STUDENT LOAN ASSET-BACKED NOTES

            $440,422,000      CLASS A-3 STUDENT LOAN ASSET-BACKED NOTES

             $36,013,000      CLASS B STUDENT LOAN ASSET-BACKED NOTES




                        NELNET STUDENT LOAN FUNDING, LLC
                                    DEPOSITOR

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR




                           JOINT BOOK-RUNNING MANAGERS


 BARCLAYS CAPITAL            DEUTSCHE BANK SECURITIES                  JPMORGAN


                                   CO-MANAGERS

    RBC CAPITAL MARKETS                              SUNTRUST ROBINSON HUMPHREY


                                  March 5, 2008